Exhibit 32.1

American Campus Communities, Inc. - Certification of Chief Executive Officer Pursuant to 18 U. S. C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, William C. Bayless, Jr., Chief Executive Officer of American Campus Communities, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)   The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(ii)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 5, 2016	By:	/s/ William C. Bayless, Jr.

William C. Bayless, Jr.
President and Chief Executive Officer

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.